PY-I-A-1_V4

CSFB04-AR03 - I-A-1 - $101-08								February 25, 2004

Balance	[Contact Desk]	Delay	24	Formula	See Below*	WAC(1)	5	WAM(1)	358
Coupon*	3.873	Dated	3/1/04	NET(1)	4.211	WALA(1)	2
Settle	3/31/04	First Payment	4/25/04

* PAYS GROUP NET WAC LESS [0.3375%] THROUGH MONTH 33, THEN NET WAC LESS [0.1400]%. EFFECTIVE NET MARGIN EQUALS APPROX. [1.9678]%
RUN TO EARLIEST OF BALLOON IN MONTH 33 AND 10% CALL							(CALC. AS OF CUT-OFF DATE COLLATERAL INFORMATION)

Price	15 CPR - Call (Y)	20 CPR - Call (Y)	22 CPR - Call (Y)	25 CPR - Call (Y)	27 CPR - Call (Y)	30 CPR - Call (Y)	35 CPR - Call (Y)	40 CPR - Call (Y)	45 CPR - Call (Y)	50 CPR - Call (Y)

101-20	2.963	2.891	2.860	2.810	2.776	2.720	2.620	2.507	2.380	2.235
101-20+	2.956	2.883	2.852	2.802	2.767	2.711	2.610	2.496	2.368	2.221
101-21	2.948	2.875	2.843	2.793	2.758	2.701	2.599	2.484	2.355	2.208
101-21+	2.941	2.867	2.835	2.784	2.748	2.692	2.589	2.473	2.343	2.194
101-22	2.933	2.859	2.827	2.775	2.739	2.682	2.579	2.462	2.331	2.181
101-22+	2.926	2.851	2.818	2.767	2.730	2.673	2.568	2.451	2.318	2.167
101-23	2.918	2.843	2.810	2.758	2.721	2.664	2.558	2.439	2.306	2.154
101-23+	2.911	2.835	2.802	2.749	2.712	2.654	2.548	2.428	2.294	2.141
101-24	2.903	2.827	2.793	2.740	2.703	2.645	2.537	2.417	2.282	2.127
101-24+	2.896	2.818	2.785	2.732	2.694	2.635	2.527	2.406	2.270	2.114
101-25	2.888	2.810	2.777	2.723	2.685	2.626	2.517	2.395	2.257	2.100
101-25+	2.881	2.802	2.768	2.714	2.676	2.616	2.507	2.383	2.245	2.087
101-26	2.873	2.794	2.760	2.705	2.667	2.607	2.496	2.372	2.233	2.074
101-26+	2.866	2.786	2.752	2.697	2.658	2.597	2.486	2.361	2.221	2.060
101-27	2.859	2.778	2.743	2.688	2.649	2.588	2.476	2.350	2.208	2.047
101-27+	2.851	2.770	2.735	2.679	2.640	2.578	2.465	2.338	2.196	2.033
101-28	2.844	2.762	2.727	2.671	2.631	2.569	2.455	2.327	2.184	2.020

Spread @ Center Price**	82.4	83.8	84.5	85.0	85.1	84.7	82.7	79.0	73.2	65.2
WAL	2.16	2.00	1.94	1.84	1.78	1.69	1.55	1.42	1.30	1.18
Principal Window	Apr04 - Dec06	Apr04 - Dec06	Apr04 - Dec06	Apr04 - Dec06	Apr04 - Dec06	Apr04 - Dec06	Apr04 - Dec06	Apr04 - Dec06	Apr04 - Dec06	Apr04 - Dec06
Principal # Months	33	33	33	33	33	33	33	33	33	33

LIBOR_1MO	1.080	1.080	1.080	1.080	1.080	1.080	1.080	1.080	1.080	1.080
LIBOR_6MO	1.170	1.170	1.170	1.170	1.170	1.170	1.170	1.170	1.170	1.170
LIBOR_1YR	1.363	1.363	1.363	1.363	1.363	1.363	1.363	1.363	1.363	1.363
CMT_1YR	1.222	1.222	1.222	1.222	1.222	1.222	1.222	1.222	1.222	1.222

SWAP	Mat	0.25YR	0.50YR	1YR	1.5yr	2YR	3YR	4YR	5YR
	Yld	1.120	1.170	1.363	1.676	1.989	2.542	3.007	3.370

** Spread to N

Disclaimer: The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse First Boston Corporation makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely
on the information contained in or filed in connection with the prospectus / prospectus supplement.						PRELIMINARY - SUBJECT TO CHANGE